EXHIBIT 5.1

August 31, 2009

Immunomedics, Inc.

300 American Road

Morris Plains, New Jersey 07950

RE:	Immunomedics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Immunomedics, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 20,000,000 shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”) and 3,000,000 warrants to purchase shares of Common Stock (the “Warrants,” and together with the Shares, the “Securities”) to be sold by the Company. All of the Shares to be sold by the Company are authorized but heretofore unissued.

We have examined the Registration Statement and those records and documents as we have deemed necessary, including but not limited to (i) the Certificate of Incorporation of the Company, as amended and restated (the “Certificate”), (ii) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws”), (iii) the corporate proceedings of the Company, and (iv) such other documents, records and other instruments of the Company as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (v) each natural person signing any document reviewed by us had the legal capacity to do so.

We have also assumed, without independent investigation or verification, that (i) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (ii) any Common Stock issuable upon exchange or exercise of any Warrant being offered or issued, will be duly authorized, created and, if appropriate, reserved for issuance upon such exchange or exercise and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof; (iii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (v) all Securities will be issued and sold in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities rules, regulations and laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (viii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

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Immunomedics, Inc.

August 31, 2009

Furthermore, with respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Based upon the foregoing, we are of the opinion that:

1. With respect to Common Stock, when (a) the Board of Directors of the Company (the “Board”) has taken all necessary Corporate Action to authorize the issuance and the terms of the offering of the Common Stock and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement upon payment of the consideration therefor (not less than the par value of the Company Shares) provided for therein or (ii) upon the exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Warrants, when (a) the Board of Directors of the Company has taken all necessary Corporate Action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants and certificates representing the Warrants have been duly executed, countersigned, registered and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid, binding and enforceable obligations of the Company.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; or (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan Lewis & Bockius LLP